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                                                                    Exhibit 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 5, 1998 on IBAH, Inc.'s 1997 and 1996 financial statements included in Omnicare, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our firm included in this registration statement.



                                        /s/ Arthur Andersen LLP


Philadelphia, Pa.,
 January 31, 2000